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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2000 relating to the consolidated financial statements, which appears in NRG Energy, Inc.'s Annual Report on Form 10-K405A for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 25, 2001